THE JENSEN PORTFOLIO, INC.
AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of this 27 day of July, 2006, to the Amended and Restated Fund Transfer Agent Servicing Agreement dated as of July 1, 2005 (the “Agreement”), is entered by and between The Jensen Portfolio, Inc., an Oregon corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into an Amended and Restated Transfer Agent Servicing Agreement; and

WHEREAS, the Company and the USBFS desire to amend said Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B, the fee schedule of the Agreement, effective August 1, 2006, is hereby superseded and replaced with the fee schedule attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE JENSEN PORTFOLIO, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/Gary Hibler	By: /s/Michael McVoy

Name: Gary Hibler	Name: Michael McVoy

Title: President	Title: Senior Vice President

Exhibit B to the Amended and Restated Transfer Agent Servicing Agreement

The Jensen Portfolio, Inc. Transfer Agent Services ANNUAL FEE SCHEDULE effective 8/1/2006
Shareholder Account Fee
$13.00 per account
Annual Minimum - Waived
Activity Charges:
Shareholder Telephone Call - $1.00 per call
Draft Check Processing - $1.00 per draft
Daily Valuation Trades - $10.00 per trade
Fed Wire Overrides - $15.00 per item
ACH Shareholder Services:
$125 per month per fund group
$0.50 per ACH item, setup and/or change
$5 per correction, reversal, return item
E-mail Services:
$200 /month administration
$3.00 /e-mail received
AML New Account Service:
Base Fee:
0-999 accounts - $500/year
1,000-4,900 accounts - $1,000/year
5,000-9,000 accounts - $2,500/year
10,000 + accounts - $5,000/year
$1.00/new domestic accounts
$2.00/new foreign account
$0.25/shareholder verification
Remote Data Capture (Blue Sky) File Transmission:
$160 per month plus $.01/record
ReportSource (EB2B) - $125month
Fan Mail:
File generation and delivery - $250/month
Per Record Charge
Rep/Branch/ID - $.018
Dealer - $.012
Price Files - $.002 or $1.75/user/month, whichever is less
Vision Mutual Fund Getaway (Inquiry Only):
Inquiry - $.05 per event
Per broker ID - $5.00/month/ID
Third Party Intermediary File Transmission:
First Two (2) Intermediaries:
Initial Set-Up - $2,500
Delivery & Maintenance Fee - $250/month
Additional Intermediaries (3+):
Initial Set-Up - $500
Delivery & Maintenance Fee - No Add’l Charge

Short Tem Trader:
Annual Fee per Account / Tracking Period:
$0.08 / 90 days or less
$0.14 / 91 to 180 days
$0.20 / 181 to 270 days
$0.26 / 271 days to 1 year
$0.38 / 1 year to 2 years

Plus out-of-pocket expenses, including but not limited to:
Telephone - toll-free lines
Postage
Stationery, Envelopes
Programming, Special Reports
Insurance
Record Retention
Microfilm/fiche of records
Proxies, Proxy Services
ACH fees
NSCC charges
Disaster recovery - $.20 per open account
All other out-of-pocket expenses

Extraordinary services - quoted separately
Fees and out-of-pocket expenses are billed to the fund monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors):
$12.50 per qualified plan account (Cap at $25.00 per SSN)
$5.00 per education IRA account (Cap at $25.00 per SSN)
$15.00 per transfer to successor trustee
$15.00 per distribution to participant (Excluding SWPs)
$15.00 per refund of excess contribution

Additional Shareholder Fees (Billed to Investors):
$12.00 per outgoing wire transfer
$5.00 per telephone exchange
$25.00 per return check or ACH
$20.00 per stop payment
$5.00 per research request (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

Exhibit B Fee Schedule (continued) to the
Amended and Restated Transfer Agent Servicing Agreement - The Jensen Portfolio, Inc.
CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE effective 8/1/06

Chief Compliance Officer Support Services

U.S. Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC. Indicated below are samples of functions performed by USBFS in this CCO support role:

•  Business Line Functions Supported
                 •    Fund Administration and Compliance
                 •    Transfer Agent and Shareholder Services
                 •    Fund Accounting
                 •    Custody Services
                 •    Securities Lending Services
                 •    Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
                •       $1,200 per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.